UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

FREENOME, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42126	98-1783595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Genesis Marina, 3300 Marina Blvd,
Brisbane, CA 94005
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (650) 446-6630

PERCEPTIVE CAPITAL SOLUTIONS CORP
51 Astor Place, 10th Floor
New York, NY 10003

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FRNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Overview

Business Combination

On July 20, 2026 (the “Closing Date”), Perceptive Capital Solutions Corp, a Cayman Islands exempted company (“PCSC”), consummated the previously announced business combination pursuant to the terms of the business combination agreement, dated December 5, 2025 and amended on July 20, 2026 (as amended, the “Business Combination Agreement”), with StarNet Merger Sub I, Corp., a Delaware corporation and wholly-owned subsidiary of PCSC (“Merger Sub I”), StarNet Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of PCSC (“Merger Sub II”), and Freenome Holdings, Inc., a Delaware corporation (“Freenome”). Pursuant to the terms of the Business Combination Agreement, among other things, the following occurred: (1) the domestication of PCSC as a Delaware corporation, in which PCSC de-registered from the Register of Companies in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with PCSC’s amended and restated memorandum and articles of association (the “PCSC Articles”), Section 388 of the Delaware General Corporation Law (the “DGCL”) and Part XII of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) (the “Domestication”); (2) the merger of Merger Sub I with and into Freenome with Freenome surviving the merger as a wholly-owned subsidiary of PCSC (the “First Merger”), in accordance with the Business Combination Agreement and DGCL; (3) Freenome, as the surviving corporation of the First Merger, merged with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company in the Second Merger, in accordance with the Business Combination Agreement and DGCL; and (4) the consummation of the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Mergers, the “Business Combination”). In connection with the consummation of the Business Combination, PCSC changed its corporate name to Freenome, Inc. (“New Freenome”). This Current Report on Form 8-K (this “Current Report”) references and incorporates by reference certain sections in PCSC’s definitive proxy statement/prospectus dated as of, and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on, June 17, 2026, as supplemented on July 9, 2026 (the “Proxy Statement/Prospectus”). Terms used but not defined in this Current Report, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus in the section entitled “Selected Definitions” beginning on page iv thereof, and such definitions are incorporated herein by reference.

At the extraordinary general meeting of PCSC shareholders held on July 15, 2026 (the “EGM”), PCSC shareholders considered and adopted, among other matters, the Business Combination Proposal and all of the other proposals related thereto as described in the Proxy Statement/Prospectus.

In connection with the Domestication, immediately prior to the Domestication, (1) PCSC effected the redemption of 1,392,723 Class A ordinary shares of PCSC, par value $0.0001 per share (the “PCSC Class A Shares”), initially issued in PCSC’s initial public offering (the “Public Shares” and the holders of Public Shares, the “Public Shareholders”) that were validly submitted for redemption and not withdrawn and (2) each holder of each issued and outstanding PCSC Class B Share irrevocably and unconditionally elected to convert, on a one-for-one basis, each Class B ordinary share of PCSC, par value $0.0001 per share, held by it into one PCSC Class A Share (the “Class B Share Conversion”). At the effective time of the Domestication, each outstanding PCSC Class A Share (excluding Public Shares validly submitted for redemption, but including PCSC Class A Shares issued upon the Class B Share Conversion) was reclassified as one share of common stock, par value $0.0001 per share, of New Freenome (the “New Freenome Common Stock”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the First Merger (the “Merger Effective Time”):

●
each share of Freenome’s capital stock that was issued and outstanding as of immediately prior to the Merger Effective Time (excluding treasury shares and dissenting shares) was automatically cancelled and converted into the right to receive a corresponding number of shares of New Freenome Common Stock, equal to the exchange ratio of approximately 0.282895 (the “Exchange Ratio”);

●
each outstanding and unexercised option to purchase shares of Freenome common stock (each, a “Freenome Option”) became an option of New Freenome (each, a “New Freenome Option”) containing the same terms, conditions, vesting and other provisions as were applicable to such Freenome Options, provided that each New Freenome Option is exercisable for the number of shares of New Freenome Common Stock equal to the Exchange Ratio multiplied by the number of shares of Freenome common stock subject to the Freenome Option as of immediately prior to the Merger Effective Time, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the Freenome Option divided by the Exchange Ratio, rounded up to the nearest whole cent;

●
each outstanding and unexercised warrant to purchase shares of Freenome common stock (each, a “Freenome Warrant”) became a warrant of New Freenome containing the same terms, conditions, vesting and other provisions as were applicable to such Freenome Warrant, as adjusted for the Exchange Ratio.

On the Closing Date, the New Freenome Common Stock was listed on the Nasdaq Capital Market (“Nasdaq”) under the new trading symbol “FRNM.”

Securities outstanding as presented in unaudited pro forma condensed combined financial information attached hereto as Exhibit 99.1 include (a) 68,065,429 shares of New Freenome Common Stock issued to holders of Freenome’s capital stock, (b) 6,478,269 shares of New Freenome Common Stock issued to PCSC’s shareholders, (c) 2,442,500 shares of New Freenome Common Stock issued to the Sponsor and certain initial shareholders of PCSC, (d) 24,000,000 shares of New Freenome Common Stock issued in connection with the PIPE Investment (as defined below) to PIPE Investors, (e) options to purchase 8,272,601 shares of New Freenome Common Stock issued to such Freenome optionholders and (f) restricted stock units (“RSUs”) with respect to 4,034,512 shares of New Freenome Common Stock issued to such Freenome RSU holders.

New Freenome received gross proceeds of approximately $310.3 million in connection with the Business Combination, prior to the payment of transaction expenses, which included funds held in PCSC’s trust account of $70.3 million and $240.0 million in proceeds from the PIPE Investment that closed concurrently with the consummation of the Business Combination. In connection with the Business Combination, the holders of 1,392,723 PCSC Class A Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.82 per share, for an aggregate redemption amount of approximately $15.1 million.

A more detailed description of the Business Combination and the terms of the Business Combination Agreement is included in the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, copies of which are included hereto as Exhibits 2.1 through 2.2 to this Current Report and are incorporated herein by reference.

PIPE Investment

On the Closing Date, certain qualified institutional buyers, institutional accredited investors and other accredited investors (collectively, the “PIPE Investors”) purchased from New Freenome an aggregate of 24,000,000 shares of New Freenome Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and aggregate proceeds of $240.0 million, pursuant to separate subscription agreements (the “Subscription Agreements”) entered into and effective as of December 5, 2025 (the “PIPE Investments”).

A more detailed description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal - Related Agreements - PIPE Financing.” The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement

Business Combination Agreement Amendment

On July 20, 2026, the parties to the Business Combination Agreement entered into Amendment No. 1 to the Business Combination Agreement (“Amendment No. 1”). The amendment revised the composition of the board of directors of New Freenome following the Closing from nine (9) directors to seven (7) directors.

The foregoing description for Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed as Exhibit 2.2 to this Current Report and is incorporated herein by reference.

Investor Rights Agreement

In connection with the Closing, PCSC, Sponsor, and certain stockholders of Freenome entered into that certain investor rights agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, among other things, PCSC agreed that, within 30 calendar days following the Closing Date, New Freenome will file with the Commission (at New Freenome’s sole cost and expense) a registration statement registering the resale of certain shares of New Freenome Common Stock held by or issuable to the parties thereto (the “Resale Registration Statement”), and New Freenome will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders are entitled to customary piggyback registration rights and demand registration rights, including underwritten demands.

The Investor Rights Agreement amended and restated the registration rights agreement that was entered into by PCSC and the initial shareholders in connection with PCSC’s initial public offering. The Investor Rights Agreement will terminate on the earlier of (a) the five (5) year anniversary of the date of the Investor Rights Agreement or (b) with respect to any holder party thereto, on the date that such holder no longer holds any Registrable Securities (as defined therein).

The PIPE Investors also have demand registration rights pursuant to the terms of the Subscription Agreements.

Approximately 65,440,613 million shares of New Freenome Common Stock are subject to registration rights pursuant to the Investor Rights Agreement and Subscription Agreements immediately following the Closing, representing approximately 60.9% of the total issued and outstanding shares of New Freenome Common Stock following the Business Combination. For more information, see “Business Combination Proposal - Related Agreements - Investor Rights Agreement.”

The foregoing description for the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Lock-up Agreements

In connection with the Closing, the Sponsor and certain former Freenome stockholders entered into a lock-up agreement (the “Lock-Up Agreement”) with PCSC.

Pursuant to the Lock-Up Agreement, the Sponsor and certain Freenome stockholders agreed not to transfer (except for certain permitted transfers) any shares of New Freenome Common Stock held by such holder after the  Domestication until six (6) months after the Closing Date.

For more information, see “Business Combination Proposal - Related Agreements - Lock-Up Agreements.”
The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, New Freenome entered into an indemnification agreement with each of its directors and officers and New Freenome purchased, prior to the Closing, directors’ and officers’ liability insurance. The indemnification agreements require New Freenome to indemnify its directors and officers to the fullest extent permitted under Delaware law.

The foregoing description of the indemnification agreements with each of the directors and officers does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of indemnification agreement, which are filed as Exhibit 10.24 and Exhibit 10.25 to this Current Report, respectively, and are incorporated herein by reference.

Freenome, Inc. 2026 Equity Incentive Plan

At the EGM, PCSC shareholders approved the Freenome, Inc. 2026 Equity Incentive Plan (the “Equity Incentive Plan”), which became effective as of the day immediately prior, but subject, to the Closing. The Equity Incentive Plan allows New Freenome to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants. New Freenome’s Board of Directors (the “New Freenome Board”) anticipates that providing such persons with a direct stake in New Freenome will assure a closer alignment of the interests of such individuals with those of New Freenome and its stockholders, thereby stimulating their efforts on New Freenome’s behalf and strengthening their desire to remain with New Freenome.

The Equity Incentive Plan will be administered by the compensation committee of the New Freenome Board or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a subcommittee consisting of one or more members of the New Freenome Board, or a committee consisting of one or more officers of New Freenome the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and not members of the delegated committee, subject to certain limitations and guidelines.

The total number of shares of New Freenome Common Stock initially reserved for issuance under the Equity Incentive Plan is 14,773,227 shares (the “Initial Limit”). The Equity Incentive Plan provides that the number of shares reserved and available for issuance under the Equity Incentive Plan will automatically increase on January 1, 2027 and each January 1 thereafter by 5% of the sum of (a) the number of shares of New Freenome Common Stock issued and outstanding and (b) the number of shares of New Freenome Common Stock issuable pursuant to the exercise of any outstanding, pre-funded warrants to acquire New Freenome Common Stock for a nominal exercise price (the sum of (a) and (b), “Outstanding Shares”) on the immediately preceding December 31, or such lesser amount as determined by the administrator of the Equity Incentive Plan (the “Annual Increase”). These limits are subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, extraordinary cash dividend, reverse stock split or other similar change in New Freenome capitalization. The maximum aggregate number of shares of New Freenome Common Stock that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase or 7,000,000 shares of New Freenome Common Stock, subject, in each case, to adjustment under the Equity Incentive Plan.

A more complete summary of the terms of the Equity Incentive Plan is included in the Proxy Statement/Prospectus in the section titled “Equity Incentive Plan Proposal.” That summary and the foregoing description of the Equity Incentive Plan are qualified in their entirety by reference to the full text of the Equity Incentive Plan, a copy of which is filed as Exhibit 10.15 to this Current Report and is incorporated herein by reference.

Freenome, Inc. 2026 Employee Stock Purchase Plan

At the EGM, PCSC shareholders approved the Freenome, Inc. 2026 Employee Stock Purchase Plan (the “ESPP”), which became effective as of the day immediately prior, but subject, to the Closing. The ESPP will be administered by the person or persons appointed by the New Freenome Board and the administrator of the ESPP will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable. It is intended that a component of the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). All individuals classified as employees on the payroll records of New Freenome or a “designated company,” as defined in the ESPP, will be eligible to participate in the ESPP, provided that the administrator may determine, in advance of any offering, that such employees are eligible only if, as of the first day of the applicable offering (the “Offering Date”), (a) they are customarily employed by New Freenome or a designated company for more than (i) 20 hours a week or (ii) five months per calendar year, (b) they have completed a minimum period of service prior to the Offering Date (provided such service requirement does not exceed two years of employment) and/or (c) they are not highly compensated employees (within the meaning of Section 414(q) of the Code).  No person who owns or holds, or as a result of participation in the ESPP would own or hold, New Freenome Common Stock or options to purchase New Freenome Common Stock, that together equal 5% or more of total combined voting power or value of all classes of stock of New Freenome or any parent or subsidiary is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase New Freenome Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

The number of shares of New Freenome Common Stock initially reserved for issuance under the ESPP is 2,462,204 shares of New Freenome Common Stock. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2027 and ending on January 1, 2036, by the least of (i) 1% of the Outstanding Shares on the immediately preceding December 31, (ii) 1,500,000 shares of New Freenome Common Stock and (iii) such number of shares of New Freenome Common Stock as determined by the ESPP administrator. If New Freenome’s capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

A more complete summary of the terms of the ESPP is included in the Proxy Statement/Prospectus in the section titled “Employee Stock Purchase Plan Proposal.” That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the full text of the ESPP, a copy of which is filed as Exhibit 10.16 to this Current Report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference in Item 2.01 of this Current Report. A more complete summary of the material provisions of the Business Combination Agreement is included in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal - The Business Combination Agreement.” That summary and the description of the Business Combination Agreement included in this Current Report are qualified in their entirety by reference to the full text of the Business Combination Agreement, a copy of which is filed as Exhibits 2.1 through 2.2 to this Current Report and are incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if a predecessor registrant was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as New Freenome was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration on Form 10. As a result of the consummation of the Business Combination, New Freenome ceased to be a shell company. Accordingly, New Freenome is providing the information below that would otherwise be included in a Form 10 if it were to file a Form 10. Note that the information provided below relates to New Freenome after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

On the Closing Date and after the consummation of the Business Combination, PCSC became a holding company whose only assets consist of equity interests in Freenome, its wholly-owned subsidiary.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; expectations and timing related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of New Freenome’s tests and products, the size and growth potential of the markets for New Freenome’s tests and products; financing and other business milestones; and potential benefits of the proposed business combination and other related transactions. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of New Freenome’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of New Freenome. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the proposed business combination and other related transactions; risks related to the approval of New Freenome’s products and tests and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive products and tests; ability to obtain sufficient supply of materials; ability to obtain additional financing; ability to attract and retain qualified personnel; global economic and political conditions; legal and regulatory changes; the outcome of any legal proceedings that may be instituted against New Freenome related to the proposed business combination; and the effects of competition on New Freenome’s future business. Additional risks related to New Freenome’s business include, but are not limited to: New Freenome’s ability to maintain the listing of New Freenome Common Stock on Nasdaq following the Business Combination; uncertainty regarding outcomes of New Freenome’s product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of New Freenome’s tests and products; risks associated with New Freenome’s efforts to commercialize its product candidates; New Freenome’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; the impact of competing product candidates on New Freenome’s business; intellectual property-related claims; New Freenome’s ability to attract and retain qualified personnel; and New Freenome’s ability to source the raw materials for its product candidates.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report and in any document incorporated by reference herein are more fully described in the Proxy Statement/Prospectus in the section titled “Risk Factors.” Such risk factors are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can New Freenome assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to New Freenome or to persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. New Freenome undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of New Freenome is described in the Proxy Statement/Prospectus in the section titled “Information about Freenome,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the business and operations of New Freenome are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Historical Audited Consolidated Financial Statements

The audited consolidated financial statements of Freenome as of and for the years ended December 31, 2025 and 2024 are included in the Proxy Statement/Prospectus beginning on page F-68, and are incorporated herein by reference.

Historical Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of March 31, 2026 and December 31, 2025 and for the three months ended March 31, 2026 and 2025 of Freenome are included in the Proxy Statement/Prospectus beginning on page F-42, and are incorporated herein by reference. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited condensed consolidated financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Freenome’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Freenome as of and for the years ended December 31, 2025 and December 31, 2024, and the related notes included in the Proxy Statement/Prospectus and the section titled “Freenome’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein and incorporated by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Freenome for the years ended December 31, 2025 and 2024, and the three months ended March 31, 2026 and 2025 are included in the Proxy Statement/Prospectus in the section titled “Freenome’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of PCSC for the three months ended March 31, 2026 is described in PCSC’s 10-Q in the section titled “PCSC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Qualitative and Quantitative Disclosures about Market Risk

As a “smaller reporting company,” New Freenome is not required to provide this information.

Properties

The properties of New Freenome are described in the Proxy Statement/Prospectus in the section titled “Information about Freenome - Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of New Freenome Common Stock following consummation of the Business Combination by:

●	each person known by New Freenome to be the beneficial owner of more than 5% of New Freenome Common Stock immediately following the consummation of the Business Combination;

●	each of the named executive officers and directors of New Freenome; and

●	all of the executive officers and directors of New Freenome as a group after the consummation of the Business Combination.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Unless otherwise indicated, New Freenome believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the New Freenome Common Stock is based on 107,446,814 shares of New Freenome Common Stock issued and outstanding as of the Closing Date.

Directors and Named Executive Officers:(1)	Number of Shares of New Freenome Common Stock	%
Aaron Elliott, Ph.D. (2)(3)	278,596	*
Riley Ennis (4)	3,629,862	3.4
Linh H. Le (5)	56,256	*
Cheng-Ho Jimmy Lin, M.D., Ph.D. (6)	822,052	*
Carole Nuechterlein	-	-
Peter Kolchinsky, Ph.D.	-	-
Ann Costello	-	-
Deepika Pakianathan, Ph.D. (7)	55,989	*
Randal Scott, Ph.D. (8)	115,130	*
Douglas M. VanOort (9)	46,987	*
All directors and executive officers as a group (10 persons)	5,004,872	4.7

Five Percent Holders:	Number of Shares of New Freenome Common Stock	%
Roche (10)	18,692,767	17.4
Andreessen Horowitz (11)	5,571,601	5.2
Perceptive Life Sciences Master Fund Ltd. (12)	13,314,347	12.4
RA Capital Management, L.P. (13)	15,367,270	14.3

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of the following individuals is Freenome Holdings, Inc., Genesis Marina, 3300 Marina Blvd, Brisbane, CA 94005.

(2)
Pursuant to the Elliott Offer Letter, at the closing of the Business Combination, Dr. Elliott will receive additional equity awards to bring his aggregate option holdings to 0.5% and his aggregate restricted stock unit holdings to 0.5% of New Freenome's fully diluted capitalization as of Closing.

(3)
Reflects (i) 130,592 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 and (ii) 148,004 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026.

(4)
Reflects (i) 1,347,787 shares of New Freenome Common Stock outstanding held by Mr. Ennis, (ii) 373,913 shares of New Freenome Common Stock outstanding held by the Riley Ennis Irrevocable Trust dated 1/14/21, (iii) 1,058,894 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 held by Mr. Ennis and (iv) 849,268 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026 held by Mr. Ennis.

(5)
Reflects (i) 16,073 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 and (ii) 40,183 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026.

(6)
Reflects (i) 192,349 shares of New Freenome Common Stock outstanding, (ii) 161,291 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 and (iii) 468,412 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026.

(7)
Reflects (i) 12,147 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 and (ii) 43,842 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026.

(8)
Reflects (i) 10,621 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 and (ii) 104,509 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026.

(9)
Reflects (i) 12,831 shares of New Freenome Common Stock underlying New Freenome RSUs to be vested within 60 days of July 20, 2026 and (ii) 34,156 shares of New Freenome Common Stock underlying New Freenome Options to be vested and exercisable within 60 days of July 20, 2026.

(10)
Includes (i) 12,232,151 shares of New Freenome Common Stock issuable with respect to and in exchange for 43,239,233 shares of pre-Business Combination shares held in Freenome by Roche and (ii) 6,460,616 shares of New Freenome Common Stock issuable to Roche upon the conversion of the Roche Convertible Note.

(11)	Includes 5,571,601 shares of New Freenome Common Stock issuable with respect to and in exchange for the 19,694,964 shares of pre- Business Combination shares held in Freenome by Andreessen Horowitz.

(12)
Includes shares of New Freenome Common Stock issuable to the Perceptive PIPE Investor in connection with the PIPE Financing and shares of New Freenome Common Stock that will be issued to the Perceptive PIPE Investor with respect to and in exchange for its pre-Business Combination shares held in Freenome. The Perceptive PIPE Investor, Perceptive Advisors LLC and Joseph Edelman have shared voting and dispositive power with respect to the shares held by the Perceptive PIPE Investor. Perceptive Advisors LLC serves as the investment advisor of the Perceptive PIPE Investor and may be deemed to beneficially own the securities directly held by the Perceptive PIPE Investor. Mr. Edelman is the controlling person of Perceptive Advisors LLC and may be deemed to beneficially own the securities directly held by the Perceptive PIPE Investor. Perceptive PIPE Investor, Perceptive Advisors LLC, and Mr. Edelman disclaim beneficial ownership of all such shares except to the extent of its or his pecuniary interest therein. The principal address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, NY 10003.

(13)
Includes (i) 5,255,376 shares of New Freenome Common Stock issuable to entities affiliated with RA Capital Management, L.P. (“RA Capital”) in connection with the PIPE Financing, (ii) 9,361,894 shares of New Freenome Common Stock that will be issued to RA Capital with respect to and in exchange for 33,093,213 shares of its pre-Business Combination shares held in Freenome and (iii) 750,000 shares of New Freenome Common Stock that will be issued with respect to and in exchange for its PCSC Class A Shares beneficially owned by RA Capital.

Directors and Executive Officers

The directors and executive officers of New Freenome after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of New Freenome Following the Business Combination,” which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the committees of the New Freenome Board is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Freenome Following the Business Combination - Board Committees,” which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of New Freenome is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation,” which is incorporated herein by reference.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report under the headings “Freenome, Inc. 2026 Equity Incentive Plan” and “Freenome, Inc. 2026 Employee Stock Purchase Plan,” which is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of New Freenome is set forth in the Proxy Statement/Prospectus in the section titled “Director Compensation,” which is incorporated herein by reference.

Certain Relationships and Related Person Transactions, and Director Independence

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” which is incorporated herein by reference.

Reference is also made to the disclosure regarding the independence of the directors of New Freenome in the section of the Proxy Statement/Prospectus titled “Management of New Freenome Following the Business Combination - Director Independence” and the description of the indemnification agreements under Item 1.01 of this Current Report on Form 8-K, both of which are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about PCSC - Legal Proceedings” which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

PCSC Class A Shares historically traded on the Nasdaq Stock Market LLC under the symbol “PCSC.” On July 21, 2026, each PCSC Class A Share was reclassified into New Freenome Common Stock, which began trading on the Nasdaq Capital Market under the new trading symbol “FRNM.”

As of the Closing Date and following the completion of the Business Combination, New Freenome had 107,446,814 shares of New Freenome Common Stock issued and outstanding.

Dividends

Under the New Freenome Certificate of Incorporation (the “New Freenome Charter”), holders of New Freenome Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by the New Freenome Board out of legally available assets or funds. Any payment of cash dividends in the future will be dependent upon New Freenome’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on New Freenome Common Stock unless the shares of New Freenome Common Stock at the time outstanding are treated equally and identically.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by New Freenome of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the securities of New Freenome is included in the Proxy Statement/Prospectus in the section titled “Description of New Freenome Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is incorporated herein by reference.

Additional information regarding indemnification and limitation of liability of the directors and officers of New Freenome is set forth in the Proxy Statement/Prospectus in the section titled “Comparison of Corporate Governance and Shareholder Rights - Indemnification of Directors and Officers and - Limited Liability of Directors,” which are incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities

New Freenome issued certain securities described in the Introductory Note under Section 4(a)(2) of the Securities Act, in transactions by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders

In connection with the consummation of the Business Combination, PCSC migrated and domesticated as a Delaware corporation, changed its name to “Freenome, Inc.” and adopted the New Freenome Charter and new bylaws (the “New Freenome Bylaws”). Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Domestication Proposal,” “Governing Documents Proposals,” and “Comparison of Corporate Governance and Shareholder Rights,” which are incorporated herein by reference, and the disclosure set forth below in Item 5.03 of this Current Report under the heading “Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year,” which is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the New Freenome Charter and New Freenome Bylaws, copies of which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Exchange Act, New Freenome is the successor issuer to PCSC and has succeeded to the attributes of PCSC as the registrant. In addition, the New Freenome Common Stock, as the successor to PCSC, is deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01.	Change in Registrant’s Certifying Accountant

For accounting purposes, the Business Combination is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, Freenome Holdings, Inc., will become the historical financial statements of New Freenome. The historical financial statements of Freenome Holdings, Inc. have been audited by Ernst & Young, LLP (“EY”) for the years ended December 31, 2025 and 2024. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.

(a)	Dismissal of independent registered public accounting firm.

On July 20, 2026, the New Freenome Board dismissed WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of PCSC prior to the Business Combination, as the independent registered public accounting firm of New Freenome.

The report of Withum on the financial statements of PCSC as of December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraphs describing an uncertainty about PCSC’s ability to continue as a going concern.

During the period from March 22, 2024 (inception) through March 31, 2026 and the subsequent interim period preceding Withum’s dismissal, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

New Freenome has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish New Freenome with a letter addressed to the Commission stating whether it agrees with the statements made by New Freenome set forth above. A copy of the letter from Withum, dated July 23, 2026, is filed as Exhibit 16.1 to this Current Report.

(b)	Disclosures regarding the new independent auditor.

On July 20, 2026, the New Freenome Board approved the engagement of Ernst & Young LLP (“EY”) as the independent registered public accounting firm of New Freenome to audit the consolidated financial statements of New Freenome as of and for the year ended December 31, 2026. EY served as the independent registered public accounting firm of Freenome Holdings, Inc. prior to the Business Combination. During the period from March 22, 2024 (inception) to December 31, 2025 and the subsequent interim period through July 20, 2026, PCSC did not consult with EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of PCSC, and neither a written report nor oral advice was provided to PCSC that EY concluded was an important factor considered by PCSC in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 5.01.	Changes in Control of Registrant

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal,” which is incorporated herein by reference. The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in sections titled “Directors and Executive Officers” and “Certain Relationships and Related Person Transactions, and Director Independence” in Item 2.01 of this Current Report is incorporated herein by reference.

Effective immediately following the Merger Effective Time, Aaron Elliott, Ann Costello, Peter Kolchinsky, Carole Nuechterlein, Deepika Pakianathan, Randal Scott and Douglas VanOort were appointed to constitute members of the New Freenome Board, and the New Freenome Board was divided into classes of directors serving three-year staggered terms as follows:

●
Aaron Elliott, Deepika Pakianathan and Randal Scott were designated as the Class I directors, with terms expiring at the first annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified;

●
Peter Kolchinsky and Carole Nuechterlein were designated as the Class II directors, with terms expiring at the second annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified; and

●
Ann Costello and Douglas VanOort were designated as the Class III directors, with terms expiring at the third annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified.

Effective immediately following the Merger Effective Time, Aaron Elliott was appointed as New Freenome’s Chief Executive Officer (serving as principal executive officer), Linh H. Le was appointed as New Freenome’s Chief Financial Officer (serving as principal financial officer and principal accounting officer), Riley Ennis was appointed as New Freenome’s Chief Product Officer and Cheng-Ho Jimmy Lin was appointed as New Freenome’s Chief Scientific Officer.

Reference is made to the disclosure in the Proxy Statement/Prospectus titled “Management of New Freenome Following the Business Combination,” for biographical information about each of the directors and officers, which is incorporated herein by reference.

Effective as of the Merger Effective Time, in connection with the Closing, New Freenome has adopted the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Executive Compensation - Executive Severance Plan,” “- Senior Executive Cash Incentive Bonus Plan,” and “Director Compensation - Non-Employee Director Compensation Policy” for the terms of each of the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy, respectively. Additionally, the descriptions of each of the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan, and the Non-Employee Director Compensation Policy are qualified in their entirety by reference to the full text of the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan, and the Non-Employee Director Compensation Policy, copies of which are filed as Exhibits 10.21 through 10.23, respectively, to this Current Report and incorporated herein by reference.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement - Indemnification Agreements,” “Freenome, Inc. 2026 Equity Incentive Plan” and “Freenome, Inc. 2026 Employee Stock Purchase Plan” of this Current Report is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the EGM, PCSC shareholders considered and approved the Domestication Proposal (the “Domestication Proposal”), the Governing Documents Proposal (the “Governing Documents Proposal”) and the Advisory Governing Documents Proposals (the “Advisory Governing Documents Proposals”), which are described in the Proxy Statement/Prospectus. The New Freenome Charter, which became effective upon filing with the Secretary of State of the State of Delaware on July 20, 2026, includes the amendments proposed by the Domestication Proposal, the Governing Documents Proposal and the Advisory Governing Documents Proposals and approved at the EGM.

On July 20, 2026, the New Freenome Board approved and adopted the New Freenome Bylaws containing the amendments proposed by the Governing Documents Proposal and the Advisory Governing Documents Proposals and approved at the EGM, which became effective as of the Merger Effective Time.

Description of various provisions of the New Freenome Charter and New Freenome Bylaws and their general effect on the rights of stockholders of New Freenome are included in the Proxy Statement/Prospectus under the section titled “Comparison of Corporate Governance and Shareholder Rights,” which is incorporated herein by reference.

The foregoing descriptions of the New Freenome Charter and New Freenome Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the New Freenome Charter and New Freenome Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the closing of the Business Combination, the New Freenome Board approved and adopted a new Code of Ethics that is applicable to all of New Freenome’s employees, officers (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants, and will be available on New Freenome’s website at https://www.freenome.com. The information on New Freenome’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06.	Change in Shell Company Status

Upon the closing of the Business Combination, PCSC ceased to be a shell company. The material terms of the Business Combination are described in the sections titled “Business Combination Proposal” and “Domestication Proposal,” which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2026, New Freenome issued a press release announcing the completion of the Business Combination and the first day of trading on Nasdaq, a copy of which is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01, including Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of New Freenome under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.2.

Item 8.01	Other Information

By operation of Rule 12g-3(a) under the Exchange Act, New Freenome is the successor issuer to PCSC and has succeeded to the attributes of PCSC as the registrant, including PCSC’s SEC file number (001-42126) and CIK Code (0002017526). The New Freenome Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and New Freenome will file reports and other information with the SEC using PCSC’s SEC file number.

The New Freenome Common Stock is listed for trading on The Nasdaq Stock Market LLC under the symbol “FRNM” and the CUSIP number relating to New Freenome Common Stock is 35661P 100.

Holders of PCSC’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New Freenome is the successor to PCSC.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements of Freenome as of and for the years ended December 31, 2025 and 2024 and as of March 31, 2026 and December 31, 2025 and for the three months ended March 31, 2026 and 2025, and the related notes thereto included in the Proxy Statement/Prospectus are incorporated herein by reference.

The financial statements of PCSC as of and for the years ended December 31, 2025 and 2024 and as of March 31, 2026 and December 31, 2025 and for the three months ended March 31, 2026 and 2025, and the related notes thereto, included in the Proxy Statement/Prospectus are incorporated herein by reference.

(b)	Pro Forma financial information.

The unaudited pro forma condensed combined financial information of New Freenome as of March 31, 2026 and December 31, 2025 and for the three months ended March 31, 2026 and for the year ended December 31, 2025, is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description
2.1†
Business Combination Agreement, dated as of December 5, 2025, by and among Perceptive Capital Solutions Corp, StarNet Merger Sub I, Corp., StarNet Merger Sub II, LLC and Freenome Holdings, Inc. (incorporated by reference to Annex A the Registrant’s proxy statement/prospectus filed on June 17, 2026)

2.2*
Amendment No. 1 to Business Combination Agreement, dated as of July 20, 2026, by and among Perceptive Capital Solutions Corp, StarNet Merger Sub I, Corp., StarNet Merger Sub II, LLC and Freenome Holdings, Inc.

3.1*	Freenome, Inc. Certificate of Incorporation
3.2*	Freenome, Inc. Bylaws
4.1	Specimen Common Stock Certificate of Freenome, Inc. (incorporated by reference to Exhibit 4.3 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.1	Form of Subscription Agreement (incorporated by reference as Annex C in the Registrant’s proxy statement/prospectus filed on June 17, 2026).
10.2	Form of Freenome Transaction Support Agreement (incorporated by reference as Annex D in the Registrant’s proxy statement/prospectus filed on June 17, 2026).
10.3	Form of Investor Rights Agreement (incorporated by reference as Annex E in the Registrant’s proxy statement/prospectus filed on June 17, 2026).
10.4	Form of Lock-Up Agreement (incorporated by reference as Annex F in the Registrant’s proxy statement/prospectus filed on June 17, 2026).
10.5#
Collaboration and License Agreement by and between Freenome Holdings, Inc. and Exact Sciences Corporation, dated August 3, 2025 (incorporated by reference as Exhibit 10.14 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.6
Convertible Promissory Note, issued to Exact Sciences Corporation, dated August 12, 2025 (incorporated by reference as Exhibit 10.15 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.7#
License and Option Agreement by and between Freenome Holdings, Inc. and Roche Sequencing Solutions, Inc., dated November 17, 2025 (incorporated by reference as Exhibit 10.16 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.8
Convertible Promissory Note, issued to Roche Holdings, Inc., dated November 17, 2025 (incorporated by reference as Exhibit 10.17 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.9†
Lease by and between BP3-SF5 3000-3500 Marina LLC and Freenome Holdings, Inc., dated September 23, 2021 as amended (incorporated by reference as Exhibit 10.18 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.10†
Lease by and between SCG Swift Avenue Industrial Park, LLC and Freenome Holdings, Inc., dated March 25, 2022, as amended (incorporated by reference as Exhibit 10.19 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.11†
Tenancy at Will by and between Biocity HSRE-Trinity Propco Limited and Freenome Limited dated October 23, 2024 (incorporated by reference as Exhibit 10.20 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.12†
License to Occupy on Short Term Basis by and between Nottingham City Hospital Medical Research Trust and Freenome Limited, dated July 1, 2020, as amended (incorporated by reference as Exhibit 10.21 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.13#
Supply Agreement by and between Freenome Holdings, Inc. and Illumina, Inc., dated January 8, 2024 (incorporated by reference as Exhibit 10.24 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.14#
Supply Agreement by and between Freenome Holdings, Inc. and New England Biolabs, Inc., dated February 16, 2022 (incorporated by reference as Exhibit 10.25 in the Registrant’s registration statement on Form S-4 filed on April 28, 2026).

10.15*+	Freenome, Inc. 2026 Equity Incentive Plan and forms of award agreements thereunder.
10.16*+	Freenome, Inc. 2026 Employee Stock Purchase Plan.
10.17*+	Amended and Restated Offer of Employment by and between Freenome Holdings, Inc. and Aaron Elliott, dated January 7, 2026.
10.18*+	Employment Agreement by and between Freenome Holdings, Inc. and Riley Ennis, dated May 23, 2016.
10.19*+	Offer of Employment by and between Freenome Holdings, Inc. and Linh H. Le, dated May 13, 2025.
10.20*+	Employment Terms by and between Freenome Holdings Inc. and Cheng-Ho Jimmy Lin, dated March 22, 2019.
10.21*+	Freenome, Inc. Senior Executive Severance Plan
10.22*+	Freenome, Inc. Senior Executive Cash Incentive Bonus Plan
10.23*+	Freenome, Inc. Non-Employee Director Compensation Policy
10.24*	Form of Director Indemnification Agreement
10.25*	Form of Officer Indemnification Agreement
14.1*	Code of Business Conduct and Ethics
16.1*	Letter from WithumSmith+Brown, PC to the U.S. Securities and Exchange Commission dated July 23, 2026.

21.1*	Subsidiaries of the Registrant
99.1*	The unaudited pro forma condensed combined financial information of Freenome as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025.
99.2*	Press Release, dated July 20, 2026
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed Herewith.
†
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

#	Portions of this exhibit have been omitted because they are both (i) not material and (ii) the type of information that the registrant treats as private or confidential.
+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREENOME, INC.

By:	/s/ Aaron Elliott
Name:	Aaron Elliott
Title:	Chief Executive Officer

Date: July 23, 2026